Exhibit 10.3

NOTE PURCHASE AND EXCHANGE AGREEMENT

(SELLER NOTE EXCHANGE)

This Note Purchase AND EXCHANGE Agreement (the “Agreement”) is made as of April 21, 2026 (the “Effective Date”) by and between SunPower Inc., a Delaware corporation (the “Company”), and the party named on the signature page attached hereto (the “Purchaser”). The Company and the Purchaser are sometimes referred to herein collectively as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of 10.00% Convertible Senior Notes due 2029 (the “10.00% Notes”) to various purchasers under those certain Note Purchase Agreements entered into on or about the Effective Date (collectively with this Agreement, the “Note Purchase Agreements”);

WHEREAS, the 10.00% Notes will be issued pursuant to the Indenture, dated on or about the date hereof, between U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), the Company, as issuer, and the guarantor party thereto (as supplemented or amended, the “Indenture”);

WHEREAS, the Company previously issued to the Purchaser that certain Promissory Note dated September 24, 2025 in the original principal amount of $20,000,000, as amended (the “Original Seller Note”), in connection with the transactions under that certain Membership Interest Purchase Agreement dated as of September 21, 2025 among the Company, the Purchaser and the other parties thereto, as amended (the “MIPA”);

WHEREAS, prior to the date hereof, the Company has caused to be issued to the Purchaser and certain other persons all of the Consideration Shares (as deinfed in the MIPA) issuable by the Company pursuant to the terms of the MIPA;

WHEREAS, in connection with the Company’s sale and issuance of the 10.00% Notes, the Original Seller Note shall be satisfied and discharged through (a) the issuance of 10.00% Notes in the aggregate principal amount set forth on Schedule A; (b) a $4,000,000 payment in cash (the “Cash Closing Amount”); and (c) the issuance of an amended and restated Original Seller Note in the form attached hereto as Exhibit A (the “A&R Note”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), on the Closing Date, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, (a) 10.00% Notes in the aggregate principal amount set forth on Schedule A and (b) the A&R Note.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Purchase and Sale of 10.00% Notes and Issuance of A&R Note

1.1 Issuance of 10.00% Notes. Subject to the terms and conditions of this Agreement, the Purchaser shall receive from the Company at the Closing, and the Company shall issue and sell to the Purchaser, 10.00% Notes in the aggregate principal amount set forth on Schedule A, in consideration for the cancellation, exchange and conversion of an equal amount of the original principal amount of the Original Seller Note (the “Exchanged Principal Amount”).

1.2 Issuance of A&R Note. Subject to the terms and conditions of this Agreement, the Purchaser shall receive from the Company at the Closing the A&R Note, which shall be issued (when combined with the 10.00% Notes issued to the Purchaser, the Cash Closing Amount and the Consideration Shares) in satisfaction of the purchase price consideration under the MIPA.

1.3 Delivery of Notes. The sale and purchase of the 10.00% Notes and the A&R Note (collectively, the “Notes”) shall take place at one closing (the “Closing”) to be held on the Closing Date (as defined below). At the Closing: (i) the applicable consideration for the 10.00% Notes shall be satisfied by cancellation, exchange and conversion of the Exchanged Principal Amount; (ii) the Company shall cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser the applicable amount of the 10.00% Notes issuable to the Purchaser pursuant to this Agreement and in accordance with the Indenture; and (iii) the Company shall execute and deliver the A&R Note to the Purchaser.

1.4 Closing and Settlement; Payment of Cash Closing Amount.

(a) The Closing and the settlement of the transactions hereunder (the “Settlement”) shall be made remotely via the exchange of documents and signatures at 10:00 A.M., New York City time, on April 23, 2026, subject to the satisfaction or waiver of the conditions set forth in Section 1.5, or at such other time and place as the Company and the Purchaser may mutually agree in writing. The time and date of the Closing and the Settlement is referred to as the “Closing Date”.

(b) On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company shall execute, and cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser, 10.00% Notes in the aggregate principal amount set forth in Schedule A. Further, on the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company shall execute and deliver the A&R Note to the Purchaser.

(c) The 10.00% Notes to be delivered to, or for the benefit of, the Purchaser on the Closing Date shall be delivered by causing the Trustee to deliver to the Purchaser one or more 10.00% Notes in physical form in the aggregate principal amount set forth in Schedule A. The 10.00% Notes issued to the Purchaser pursuant to this Agreement will be held in custody for the benefit of the Purchaser by the Trustee, unless otherwise directed by the Purchaser.

(d) Contemporaneously with the issuance of the Notes, the Company shall pay the Cash Closing Amount on the Closing Date, by wire transfer of immediately available funds to such account designated by the Purchaser prior to the Closing.

1.5 Closing Conditions.

(a) The obligations of the Purchaser shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including, but not limited to, the issuance of the Notes pursuant thereto.

(b) The obligations of the Company shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Purchaser shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including the issuance of the Notes pursuant thereto.

1.6 Characterization of Transactions; Treatment Under MIPA; MIPA Amendment

(a) The Parties intend that the issuance of the 10.00% Notes, and the issuance of the A&R Note and the payment of the Cash Closing Amount pursuant to this Agreement (when combined with the Consideration Shares previously issued by the Company) are in satisfaction of the purchase price consideration payable under the MIPA, and not as a separate investment, subscription or purchase of securities pursuant to this Agreement or otherwise by the Purchaser.

(b) The Parties further agree that the transactions contemplated by this Agreement and the A&R Note constitute a modification of the form of consideration payable under the MIPA prior to receipt (actual or constructive) by Purchaser, and no portion of such consideration shall be treated as having been actually or constructively received by Purchaser prior to such modification.

(c) The Parties agree to report the transactions contemplated by this Agreement consistently with the foregoing for all U.S. federal and applicable state and local income tax purposes.

(d) The Parties agree that this Agreement and the transactions contemplated hereby shall be treated as an amendment of the MIPA, and the applicable terms and provisions of the MIPA are hereby amended and modified as follows.

(i) The definition of “Second Cash Payment” set forth in the MIPA is hereby amended and restated in its entirety to read as follows: “Second Cash Payment” means collectively: (x) $10,000,000 principal amount of 10.0% Convertible Senior Notes due 2026 issued to the Member pursuant to that certain Note Purchase and Exchange Agreement dated as of April 21, 2026 between the Member and the Parent (the “NPA”); (y) $4,000,000 in cash paid by Parent to the Member pursuant to the NPA; and (z) the A&R Note (as defined in the NPA) in the aggregate principal amount of $7,000,000.”

(ii) The definition of “Seller Note” set forth in the MIPA is hereby amended and restated in its entirety to reas as follows: “Seller Note” means the A&R Note (as defined in the NPA).”

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

2.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to perform its obligations under the Indenture, to perform its obligations under the Security Agreement, dated on or about the date hereof, between the Company, as a grantor, the other grantors party thereto, and the Collateral Agent (the “Security Agreement”), and the Trademark Security Agreement, dated on or about the date hereof, between the Company, as a grantor, the other grantors party thereto, and the Collateral Agent (the “Trademark Security Agreement” and, collectively with the Security Agreement, the “Collateral Documents”), to issue the 10.00% Notes and the A&R Note (this Agreement, the Indenture, the Security Agreement, the Trademark Security Agreement, the 10.00% Notes and the A&R Note, collectively, the “Note Documents”), and to carry out and perform its obligations under the Note Documents. The Company’s Board of Directors (the “Board”) has approved the Note Documents based upon a reasonable belief that the transactions thereunder are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

2.3 Authorization. All corporate action on the part of the Company and the Board necessary for the authorization, execution, delivery and performance of the Note Documents by the Company, including the issuance and delivery of the Notes, the reservation of the equity securities directly or indirectly issuable upon conversion of the Notes, if applicable (collectively, the “Conversion Securities”), has been taken or will be taken prior to the issuance of such Conversion Securities. The Note Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, and the Collateral Documents create a security interest which is enforceable against each grantor party thereto in all collateral it owns as of the execution of each such agreement or thereafter acquires, in each case subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any Conversion Securities, when issued in compliance with the provisions of the Notes, if applicable, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

2.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the execution and delivery of the Note Documents or the issuance of the Notes have been obtained.

2.5 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

2.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of the Note Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company, other than the liens granted pursuant to the terms of the Collateral Documents, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any prohibition on the grant of liens, preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated under the Note Documents without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

2.7 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

3.1 Purchase for Own Account. The Purchaser is acquiring the Notes and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Notwithstanding the foregoing, the Purchaser acknowledges that the Securities are being issued in partial satisfaction of purchase price consideration under the MIPA, and not as a separate investment decision.

3.2 Binding Obligation. The Purchaser has full power and authority to enter into the Note Documents to which it is party. The Note Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3 Information and Sophistication. The Purchaser has access to (including through the EDGAR system) and has had an opportunity to review the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other filings and submissions made by the Company with the Securities and Exchange Commission, including the “Risk Factors” contained therein. The Purchaser acknowledges, confirms and agrees that: (a) the Purchaser is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Notes, the Company and the business and financial position of the Company and its Subsidiaries (the “Company Business”), (b) the information available about the Company Business, the Company or the Notes may be limited or insufficient for the Purchaser’s purposes, and no prospectus, offering document or other disclosure document has been or will be prepared in connection with the placement of the Notes and the transactions under this Agreement, the Indenture or the Collateral Documents, or otherwise with respect to the Company Business, (c) the Purchaser has or has requested access to, and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement and to purchase the Notes, including such information with respect to the Company and the Company Business, (d) neither the Company nor its representatives or advisors are responsible for any due diligence investigation on the Purchaser’s behalf, the future performance of the Company or the Company Business, the advisability of purchasing the Notes, the execution, validity or enforceability of the Notes or any information or document delivered in connection with this Agreement, the Collateral Documents or the Notes (including, without limitation, with respect to the Company Business), (e) the Purchaser is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by the Notes, except those expressly set forth in Section 2 of this Agreement, (f) the Purchaser has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the purchase of the Notes and the risks associated with an investment in the Notes (including, without limitation, with respect to the Company Business), (g) the Purchaser has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) the Purchaser is purchasing the Notes with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and the Purchaser is capable of and willing to assume those risks. The Purchaser further represents that it is acting as principal in the purchase of the Notes and is acquiring the Notes as a beneficial owner for its own account with a view towards long-term investment, and not with a view to the resale, distribution or other disposition thereof (whether directly or indirectly).

3.4 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and the Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

3.6 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchaser (including with respect to the Company Business), the Purchaser acknowledges (i) that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

3.7 Commissions. Except as disclosed to the Company in writing prior to the date hereof, no person will have, as a result of the transactions contemplated by the Note Documents, any valid right, interest or claim against the Company or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

3.8 Placement Agent Provisions. The Purchaser hereby acknowledges and agrees that (a) Santander US Capital Markets LLC (the “Placement Agent”) is acting as placement agent in connection with the private placement of the 10.00% Notes (the “Transaction”) and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, and has made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company, (c) the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to the Purchaser, or to any person claiming through the Purchaser, in respect of the Transaction. The Purchaser agrees to release the Placement Agent from and against: (i) any legal, equitable or other claim that may arise under the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, any other applicable law, rule or regulation or in general under any theory of liability or relief in connection with the offer and sale of the Securities; and (ii) any losses, damages, injuries, declines in value, lost opportunities, liabilities, fees, charges, costs or expenses of any nature that the Purchaser may suffer in connection with the offer, purchase or sale of the Securities.

4. Limitations on Disposition; Legends; Securities Law Disclosure; Publicity.

4.1 Limitations on Disposition. The Securities may only be disposed of in compliance with state and federal securities laws and the applicable provisions of the Indenture.

4.2 Legends. The Purchaser agrees to the imprinting of a legend on any of the Securities in substantially the forms set forth in the Indenture.

5. Miscellaneous

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as set forth in Section 5.13 and as otherwise expressly provided in this Agreement.

5.2 Governing Law.

(a) This Agreement and the Notes shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(b) Each Party to this Agreement (i) hereby agrees that any litigation, proceeding or other legal action brought in connection with or relating to this Agreement or any matters contemplated hereby or thereby shall be brought exclusively in the state court of Salt Lake County, Utah, or, if that court does not have jurisdiction, the United States District Court for the District of Utah; (ii) irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding; (iii) hereby agrees that service of process, summons, notice or other document by mail to such party’s address set forth in this Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court; and (iv) hereby waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum.

(c) Each Party to this Agreement acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Agreement. Each Party certifies and acknowledges that it: (a) understands and has considered the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Agreement by, among other things, the mutual waiver in this clause (c).

(d) Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable under this Agreement for any punitive, special, incidental or indirect damages (including loss of revenue, diminution in value, and any damages based on any type of multiple).

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices required or permitted under this Agreement or the Notes shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Arnold & Porter Kaye Scholer LLP, 250 W. 55th Street, New York, NY, Attn: Michael Penney, e-mail: michael.penney@arnoldporter.com.

5.6 Modification; Waiver; Amendment. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing by the Company and the Purchaser.

5.7 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.8 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Notes, and the transactions contemplated hereby and thereby.

5.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement or the Notes shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement or any Notes, or any waiver by the Purchaser of any provisions or conditions of this Agreement or the Notes must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement or the Notes, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.10 Exculpation Among Other Note Purchasers. The Purchaser acknowledges that the Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making the Purchaser’s investment or decision to invest in the Company.

5.11 Entire Agreement. This Agreement, the Indenture, the other Note Documents and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Arnold & Porter Kaye Scholer LLP (“A&P”) has acted as counsel solely to the Company with respect to the this Agreement, the Note Documents the Collateral Documents and the transactions contemplated hereby and thereby (the “Transactions”), and has negotiated the terms of the Transactions solely on behalf of the Company. A&P may have, in the past, represented and/or may, now or in the future, represent the Purchaser and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Transactions. The applicable rules of professional conduct require that A&P inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Purchaser hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Transactions, A&P has represented solely the Company and no other party, and (iii) gives its informed consent to A&P’s representation of the Company in the Transactions and A&P’s representation of the Purchaser and/or its affiliates in other matters.

5.13 Third Party Beneficiary. The Placement Agent shall be a third-party beneficiary to this Agreement, the representations, warranties, covenants and agreements of the Company contained herein and the representations, covenants and agreements of the Noteholders contained herein shall inure to the benefit the Placement Agent, and each Placement Agent shall have the right to enforce the agreements made hereunder directly as if it were a party hereto.

5.14 Exchange, Conversion and Cancellation of Exchanged Principal Amount. By executing and delivering this Agreement, the Purchaser hereby irrevocably agrees that: (a) at the Closing, all of the Exchanged Principal Amount will automatically and without any action on the part of the Purchaser be exchanged and converted into the 10.00% Notes purchased and issued to the Purchaser pursuant to this Agreement; and (b) the 10.00% Notes are issued in full and complete discharge and satisfaction of all obligations of the Company relating to the Exchanged Principal Amount.

[Signature pages follow]

The parties have executed this Note Purchase and Exchange Agreement as of the date first written above.

Company:

SunPower Inc.

By:	/s/ Thurman J. Rodgers
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer

Address:

Purchaser:

CHICKEN PARM PIZZA LLC

By:	/s/ Eric Nielsen
Name:	Eric Nielsen
Title:	Managing Member